Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

November 26, 2008

Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837

Re:          Mack-Cali Realty Corporation, a Maryland corporation (the “Company”) – Registration Statement on Form S-3 pertaining to Five Million Five Hundred Thousand (5,500,000) shares (the “Shares”) of common stock of the Company, par value $.01 per share (“Common Stock”) pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3 (the “Registration Statement”), filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 26, 2008.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)            the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 24, 1994, Articles of Amendment and Restatement filed with the Department on July 28, 1994, Articles of Amendment and Restatement filed with the Department on August 9, 1994, Articles of Amendment filed with the Department on May 31, 1996, Articles of Amendment filed with the Department on June 13, 1997, Articles of Amendment filed with the Department on December 11, 1997, Articles of Amendment filed with the Department on May 22, 1998, Certificate of Correction filed with the Department on June 3, 1999, Articles of Restatement filed with the Department on June 11, 1999, Articles Supplementary filed with the Department on June 11, 1999, Articles Supplementary filed with the Department on July 2, 1999,

Articles of Amendment filed with the Department on May 15, 2001, Articles of Restatement filed with the Department on June 13, 2001, and Articles Supplementary filed with the Department on March 13, 2003;

(ii)           the Amended and Restated Bylaws of the Company, as adopted on June 10, 1999 (the “Amended and Restated Bylaws”), as amended by Amendment No. 1 to the Amended and Restated Bylaws, dated March 4, 2003, and as further amended by Amendment No. 2 to the Amended and Restated Bylaws, dated May 24, 2006 (the Amended and Restated Bylaws as so amended, the “Company Bylaws”);

(iii)          organizational Action of the Board of Directors of the Company (the “Board of Directors”), dated as of May 25, 1994 (the “Company Organizational Minutes”);

(iv)          resolutions adopted by the Board of Directors, or a duly authorized committee thereof, on December 1, 1998, June 10, 1999 and September 16, 2008 (collectively, the “Directors’ Resolutions”);

(v)           the Registration Statement and the related form of prospectus included therein, in substantially the form to be filed with the Commission pursuant to the Act;

(vi)          the Plan (as set forth in the Registration Statement);

(vii)         a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(viii)        a Certificate of Officers of Barry Lefkowitz, Executive Vice President and Chief Financial Officer of the Company and Roger W. Thomas, Executive Vice President, General Counsel and Secretary of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, Company Bylaws, Company Organizational Minutes, Directors’ Resolutions and the Plan are true, correct and complete and have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate; and

(ix)          such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including, but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)                                  between the date hereof and the date of issuance of the Shares subsequent to the date hereof, the Company will not take any other action, including, but not limited to, the issuance of additional shares of Common Stock, which will cause the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which the Shares are issued, after giving effect to the issuance of the Shares, to exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter;

(f)                                    none of the Share will be issued or transferred in violation of the provisions of Article VI of the Charter of the Company, relating to restrictions on ownership and transfer of shares of stock of the Company; and

(g)                                 none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2)             The Shares have been duly reserved and authorized for issuance by the Company, and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the terms and conditions set forth in the Plan and the Directors’ Resolutions, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP